Exhibit 16.3

McGladrey & Pullen

Certified Public Accountants

McGladrey & Pullen,LLP
One Church Street
New Haven, Connecticut 06510-3332.
O (203)773-1909 F(203)773-0691
www.mcgladrey.com

December 7,2007

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read IWT Tesoro Corporation’s statements included under item 4.01(a) of its Form 8-K filed on December 7, 2007, and we agree with such statements concerning our firm.

/s/ McGladrey & Pullen, LLP

McGladrey & Pullen,LLP

McGladrey & Pullen, LLP is a member firm of RSM International, an affiliation of separate and independent legal entities